UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Zep Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a notice to certain holders of options (“Option Holders”) to purchase shares of the common stock of Zep Inc. (the “Company”) that has been sent to such Option Holders relating to the proposed acquisition of the Company by New Mountain Capital and its affiliates:

NOTICE TO INDIVIDUALS HOLDING OPTIONS TO PURCHASE
SHARES OF ZEP INC. COMMON STOCK

You hold one or more options (each, an “Option”) to purchase shares of the common stock of Zep Inc. (the “Company”) that are outstanding under the Company’s Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”).

As you may know, the Company has entered into an Agreement and Plan of Merger dated April 7, 2015 (the “Merger Agreement”), by and among NM Z Parent, Inc., NM Z Merger Sub Inc. (“Merger Sub”), and the Company, pursuant to which, among other things:  (i) each issued and outstanding share of common stock, $0.01 par value, of the Company (“Common Stock”) (other than shares of Company Stock to be cancelled in accordance with the Merger Agreement) shall be converted into the right to receive $20.05 in cash, without interest; and (ii) Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the merger (the “Merger”).  We refer to the time at which the Merger will become effective in accordance with the Merger Agreement as the “Effective Time”.  We expect the Effective Time to occur on or about June 25, 2015.  However, we cannot assure you that the Effective Time will occur on that date, as we cannot be certain that stockholder approval will be obtained or that all other conditions to the closing of the Merger will be satisfied.

This notice is to inform you that, pursuant to the terms of the Plan and the Merger Agreement and contingent upon the consummation of the Merger, your Option(s), whether or not vested or exercisable, will automatically be cancelled at the Effective Time.  For each Option you hold that has an exercise price of less than $20.05 per share of Common Stock, the Company will pay you (subject to tax withholdings) an amount in cash that is equal to (i) the excess of $20.05 over the exercise price per share of Company Stock subject to such Option multiplied by (ii) the number of shares of Common Stock subject to such Option (assuming full vesting of the Option).  Each Option that has an exercise price per share of Common Stock equal to or greater than $20.05 will be cancelled without consideration. See an example of this calculation on Exhibit A.

Prior to the Effective Time, unless you have been notified of your obligation to adhere to the Company’s trading window policy, you may exercise your Option(s) to the extent they are vested and exercisable pursuant to the terms of the Plans and the award agreement for the Option.  If you exercise your Option(s) prior to the Effective Time, each outstanding share of Common Stock acquired by you upon exercise of your Option(s) (as well as any other shares of Common Stock you may otherwise own) will be converted at the Effective Time into the right to receive a cash payment of $20.05.

If you have any questions about your Option(s), please contact Jill A. Gilmer, Corporate Secretary, at [•] or [•].

You should consult with a tax advisor if you have questions relating to the tax consequences of the cancellation or exercise of your Option(s).

Exhibit A

Example of Stock Option Conversion

As of the Effective Time

No. of Options:	A	500
Exercise Price:	B	$13.50
Cash Consideration:	C	$20.05

Formula:		A * (C - B) = Cash Payment

Options:	A	500
Net Consideration:	C - B	$6.55
Total Cash Payment:		$3,275.00	(1)

(1) Total Cash Payment may be subject to tax withholding.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Zep Inc. by New Mountain Capital and its affiliates. In connection with the proposed acquisition, Zep Inc. has filed with the SEC a definitive proxy statement and other documents relating to the proposed acquisition, including a form of proxy card, on May 26, 2015. The definitive proxy statement and form of proxy card are being mailed to the holders of Zep Inc.’s common stock at the close of business on May 22, 2015, the record date for the special meeting to consider and vote on the proposed acquisition. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ZEP INC.’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

Investors may obtain a free copy of the proxy statement and other relevant documents filed by Zep Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Zep Inc.’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

Participants in the Solicitation

Zep Inc. and its directors, executive officers and certain other members of management and employees of Zep Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Zep Inc. in connection with the proposed acquisition. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zep Inc. in connection with the proposed acquisition, which may be different than those of Zep Inc.’s stockholders generally, are forth in the definitive proxy statement and the other relevant documents filed with the SEC. Stockholders can find information about Zep Inc. and its directors and executive officers and their ownership of Zep Inc.’s common stock in Zep Inc.’s annual report on Form 10-K for the fiscal year ended August 31, 2014, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed merger are included in the definitive proxy statement relating to the acquisition and other relevant documents filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Zep Inc.’s website atwww.zepinc.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this filing include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.